UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2017

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On June 12, 2017, the United States Court of Federal Claims (“COFC”) issued a revised scheduling order in the matter of DynCorp International LLC (Plaintiff) v. The United States (Defendant) and AAR Airlift Group, Inc. (Intervenor defendant).

Under the revised scheduling order, the COFC is expected to render a decision on or before October 31, 2017 in this matter relating to DynCorp’s most recent protest of the award of the INL/A Aviation Support Services Contract (the “INL/A Contract”) to AAR Airlift.  Previously, the COFC decision was expected on or before August 9, 2017.

The INL/A Contract was awarded to AAR Airlift by the United States Department of State (“DoS”) more than nine months ago on September 1, 2016.  DynCorp first protested the DoS award of the INL/A Contract to the United States Government Accountability Office (“GAO”) on September 11, 2016, subsequently supplemented by four additional protests.  The GAO denied or dismissed DynCorp’s protests on December 20, 2016.  Following the GAO’s action, DynCorp next commenced the COFC proceeding by filing a Bid Protest Pre-Filing Notice with the COFC on December 23, 2016, seeking to overturn the DoS award of the INL/A Contract to AAR Airlift.

AAR Airlift Group, Inc., a wholly-owned subsidiary of AAR CORP (NYSE: AIR), believes that DynCorp’s protest with the COFC is the latest in a series of meritless filings intended to delay the INL/A contract award to AAR Airlift and allow DynCorp to continue to remain in place as the incumbent contractor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017

AAR CORP.

	By:	/s/ ROBERT J. REGAN
	Name:	Robert J. Regan
	Its:	Vice President, General Counsel and Secretary